EX‑35.16

(logo) WELLS FARGO	Corporate Trust Services MAC R1204-010 9062 Old Annapolis Road Columbia, MD 21045 Tel: 410 884 2000 Fax: 410 715 2380

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue 31st Floor,

New York, NY 10179

RE:  Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator for the Columbus Square Portfolio Loan Combination (in such capacities, “Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2014  (the “reporting period”):

(a)     A review of Wells Fargo’s activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the “Servicing Agreement(s)”) has been made under my supervision; and

(b)     To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

March 19, 2015

/s/ Brain Smith

Brian Smith

Vice President

To: J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of September 1, 2014, by and among Wells Fargo Commercial Mortgage Securities, Inc., as Depositor , Wells Fargo Bank, National Association, as General Master Servicer,  CWCAPITAL ASSET MANAGEMENT LLC, as General Special Servicer, NCB, FSB, as NCB Master Servicer, NCB, FSB, as NCB Special Servicer,  Wells Fargo Bank, National Association, as Certificate Administrator, as Tax Administrator and as Custodian,  Wilmington Trust, National Association, as Trustee and Pentalpha Surveillance LLC, as Trust Advisor, relating to the series WFRBS 2014-C22 Commercial Mortgage Pass-Through Certificates relating to the Columbus Square Portfolio Loan Combination, a  pari passu portion of which is included in the series JPM 2014-C24 Commercial Mortgage Pass-Through Certificates transaction.

To:  J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable